As filed with the Securities and Exchange Commission on October 8, 2009.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARRIAGE SERVICES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	76-0423828 (I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300, Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

2007 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Terry E. Sanford
Chief Financial Officer
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Name and address of agent for service)
(713) 332-8400
(Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☑	Non-Accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price Per	Aggregate Offering	Amount of
be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, par value $1.00 per share	1,000,000	$3.81	$3,810,000	$212.60

(1) Estimated solely for purposes of calculating the registration fee.
(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the common stock of Carriage Services, Inc. on October 2, 2009, as reported on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION OF 10(a) PROSPECTUS
          This registration statement is being filed for the purpose of registering 1,000,000 Common Shares of Carriage Services, Inc. (the “Company”), to be issued pursuant to the Carriage Services 2007 Employee Stock Purchase Plan (the “2007 Plan”). The documents containing the information specified in Part I of this registration statement will be sent or given to participants in the 2007 Plan as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this registration statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
          The following documents previously filed by the Company with the Commission are incorporated by reference in this Registration Statement:
(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 10, 2009;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009;

(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 7, 2009;

(d)	Current Reports on Form 8-K filed February 4, 2009, February 27, 2009 and May 6, 2009;

(e)	The description of the Company’s common stock contained in the registration statement on Form 8-A filed with the Commission on April 28, 1998, as amended by Form 8-A/A filed on December 4, 2002, including any additional amendments that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
          Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.
     Not applicable.

Item 5.	Interests of Named Experts and Counsel.
     Not applicable.

Item 6.	Indemnification of Directors and Officers.
          The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the “DGCL”), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys’ fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
          Article 10 of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under Article 10 of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.

Item 7.	Exemption from Registration Claimed.
     Not applicable.

Item 8.	Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

4.1	*
Amended and Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the Year Ended December 31, 1996, and incorporated herein by reference).

4.2	*	Restated Bylaws of the Company (filed with the Commission as Exhibit 3.2 to the Company’s Registration Statement on Form S-1(Registration No.333-5545) and incorporated herein by reference).

4.3	*
Amendments to the Bylaws of the Company effective December 18, 2000. (incorporated by reference to Exhibit 3.9 to the Company’s Annual Report on Form 10-K for its year ended December 31, 2001 and incorporated herein by reference).

4.4	*
Amendments to the Bylaws of the Company effective May 20, 2008. (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed May 28, 2008 and incorporated herein by reference).

4.5	*
Carriage Services, Inc. 2007 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Proxy Statement relating to Carriage’s 2007 annual meeting of stockholders, as filed with the Commission on April 20, 2007, Commission File No. 001-11961).

5.1		Opinion of Haynes and Boone, LLP.

23.1		Consent of KPMG LLP.

23.2		Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1		Powers of Attorney (included on the signature page to this Registration Statement).

*	Incorporated herein by reference
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of October, 2009.

CARRIAGE SERVICES, INC.
By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President and Chief Financial Officer

SIGNATURE and POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 8th day of October, 2009.

Signature	Title
/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Terry E. Sanford Terry E. Sanford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Vincent D. Foster Vincent D. Foster	Director
/s/ Ronald A. Erickson Ronald A. Erickson	Director
/s/ L. William Heiligbrodt L. William Heiligbrodt	Director
/s/ Richard W. Scott Richard W. Scott	Director

EXHIBIT INDEX

Exhibit		Description
4.1	*
Amended and Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the Year Ended December 31, 1996, and incorporated herein by reference).

4.2	*	Restated Bylaws of the Company (filed with the Commission as Exhibit 3.2 to the Company’s Registration Statement on Form S-1(Registration No. 333-5545) and incorporated herein by reference).

4.3	*
Amendments to the Bylaws of the Company effective December 18, 2000. (incorporated by reference to Exhibit 3.9 to the Company’s Annual Report on Form 10-K for its year ended December 31, 2001 and incorporated herein by reference).

4.4	*
Amendments to the Bylaws of the Company effective May 20, 2008. (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed May 28, 2008 and incorporated herein by reference).

4.5	*
Carriage Services, Inc. 2007 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Proxy Statement relating to Carriage’s 2007 annual meeting of stockholders, as filed with the Commission on April 20, 2007, Commission File No. 001-11961).

5.1		Opinion of Haynes and Boone, LLP.

23.1		Consent of KPMG LLP.

23.2		Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1		Powers of Attorney (included on the signature page to this Registration Statement).

*	Incorporated herein by reference